EXHIBIT 10.34

                CONVERSION ELECTION LETTER DATED OCTOBER 5, 2006
                           FROM PEDRO E. RACELIS III








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October 5, 2006


Pedro E. Racelis III
1746 Cole Boulevard, Suite 225
Golden, CO 80401-3210





China Wireless Communications, Inc.
Board of Directors
1746 Cole Boulevard, Suite 225
Golden, CO 80401-3210

Re: Election to convert Note to Pedro E. Racelis III due July 2, 2006.

Dear Members of the Board:

At this time I would like to request conversion of the Convertible Note Subscription Agreement dated as of May 3, 2006 in the amount of $15,500.00 due July 2, 2006 to common stock of China Wireless Communications, Inc. according to the terms of the Note.

Sincerely,


/s/ PEDRO E. RACELIS III

Pedro E. Racelis III